Exhibit 23.4





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 (expected to be filed by Computer Associates International, Inc. on February 25, 2000) of our report dated January 19, 1998, for Mastering, Inc. included in PLATINUM technology International, inc.'s 1998 Form 10-K and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP



Denver, Colorado
February 25, 2000